UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 11, 2010 (Date of earliest event reported)
FLIR Systems, Inc. (Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	0-21918 (Commission File Number)	93-0708501 (IRS Employer Identification Number)

27700 SW Parkway Avenue (Address of principal executive offices)		97070 (Zip Code)
503-498-3547 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 11, 2010, FLIR Systems, Inc. (the "Company") issued a news release announcing (i) its financial results for the quarter and year ended December 31, 2009, (ii) outlook for revenue and earnings per share for the year ending December 31, 2010, and (iii) management changes.

The news release issued February 11, 2010 is furnished herewith as Exhibit 99.1 to this Report, and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Stephen M. Bailey, Senior Vice President, Finance and Chief Financial Officer of the Company has announced his retirement from the Company effective May 31, 2010. It is anticipated that Mr. Bailey will continue to serve the Company in a consulting capacity for a period of time following his retirement. A copy of the news release announcing Mr. Bailey's retirement is being filed as Exhibit 99.1 to this Form 8-K.
(c) The Company has announced that Anthony L. Trunzo, Senior Vice President for Corporate Strategy and Development has been appointed Senior Vice President, Finance and Chief Financial Officer, effective June 1, 2010. Information related to Mr. Trunzo is as follows:
Mr. Trunzo joined the Company in August 2003 as Senior Vice President, Corporate Strategy and Development. From 1996 until joining the Company, Mr. Trunzo was Managing Director in the Investment Banking Group at Banc of America Securities, LLC. From 1986 to 1996, he held various positions at PNC Financial Services Group, Inc. Mr. Trunzo holds a B.A. in Economics from the Catholic University of America and an MBA with a concentration in Finance from the University of Pittsburgh.

A copy of the news release announcing Mr. Trunzo's appointment is being filed as Exhibit 99.1 to this Form 8-K

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of FLIR Systems, Inc. dated February 11, 2010

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2010	FLIR SYSTEMS, INC. By: /s/ Stephen M. Bailey Stephen M. Bailey Sr. Vice President, Finance and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of FLIR Systems, Inc. dated February 11, 2010